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                             JUSTIN INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                                                           FOR IMMEDIATE RELEASE


                         If additional information
                         is needed, please contact:  Richard J. Savitz
                                                     Vice President, Finance
                                                     817/390-2412
                                                     Internet address:
                                                     http://www.justinind.com/




       Justin Industries, Inc.
       P. O. Box 425
       Fort Worth, Texas 76101
       817/336-5125




                             JUSTIN INDUSTRIES, INC.

                        JOHN JUSTIN PLANS TO STEP DOWN AS
                      CHAIRMAN AND CEO OF JUSTIN INDUSTRIES

          Fort Worth, Texas, March 15, 1999 - At a meeting of the Justin Industries, Inc. Board of Directors today, John Justin announced that he plans to step down as Chairman of the Board and Chief Executive Officer of Justin Industries at the close of the Annual Shareholders meeting on April 16, 1999. He plans to remain a member of the Board of Directors.

          "I take immense pride in the growth of Justin to positions of great strength in both the boot and the brick industries during my 61 years with the company. At age 82, I think it is time that I should step down and spend more time with my wife and family," said John Justin, Chairman of the Board and Chief Executive Officer, Justin Industries.

          "I will work with the Board over the next few weeks in hopes of finalizing management roles going forward by the Annual Meeting. I will continue to be involved in customer relations and supportive of the management team," stated Justin.

          Dee Kelly, speaking for the Board, stated "John Justin is an icon in the Fort Worth business community and his name is synonymous with the western heritage of this country. He has wonderfully and ably managed and built the company that bears his family name. The Board is highly appreciative of his long dedication to Justin Industries."

          Justin Industries (Nasdaq National Market System symbol "JSTN") includes Justin Boot Company, Nocona Boot Company, Tony Lama Company, and Chippewa Shoe Company -- makers of the famed Justinr, Noconar, Tony Lamar, and Chippewar footwear; Acme Brick Company -- the top domestically owned United States manufacturer of face brick; Featherlite Building Products Corporation -- leading Southwest producer of concrete masonry products; American Tile Supply Company -- a major Texas distributor of ceramic and marble floor and wall tile; and Northland Publishing Company -- publisher of fine books focused on the art and history of the American West.